UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2023

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On October 3, 2023, Enovix Corporation (the “Company” or “Enovix”) announced that it has initiated a strategic realignment of Fab1 in Fremont designed to refocus the facility from a manufacturing hub to its “Center for Innovation,” focused on new product development, including a plan of workforce reduction. A copy of the Company’s press release announcing the strategic realignment of Fab1 is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In light of Enovix’s strategic realignment, the Company determined to implement a workforce reduction, which is expected to impact approximately 185 personnel, including over 125 contractors. The Company expects to record a restructuring charge related to the workforce reduction of approximately $2.5 million, primarily in the third quarter of 2023. The Company further anticipates that the implementation of the workforce reduction, including cash payments, will be substantially complete by the end of the fourth quarter of fiscal 2023. The charges that the Company expects to incur are subject to a number of assumptions and the actual restructuring charge may differ from the estimated range disclosed above.
In connection with the restructuring plan, the Company also expects to recognize an accelerated depreciation expenses of approximately $36 million for Gen1 equipment between the fourth quarter of 2023 and the first quarter of 2024. Currently, Enovix expects this restructuring to be completed in the fourth quarter of 2023, which will result in annualized savings of approximately $22 million.
Due to this strategic shift, Enovix cut off production at 24,000 small cell units in the third quarter of 2023, less than management’s guidance of 36,000 cells. Enovix produced enough custom cells in the third quarter, primarily for the U.S. Army program, that it expects to recognize approximately $0.2 million of total revenue for the quarter.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding our expectations regarding the success of our strategic realignment efforts of our manufacturing operations, our financial and business performance, and projected improvements in our manufacturing, commercialization and R&D activities. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, our ability to capitalize on our current strategy, obtain substantial cost savings, improve our manufacturing footprint, improve energy density among our products, establish sufficient manufacturing and optimize manufacturing processes to meet demand, source or establish supply relationships, obtain adequate funds to acquire our next manufacturing facility, and obtain market acceptance of our products, as well as changes in consumer preferences or demands, changes in industry standards, the impact of technological development and competition, and global economic conditions, including inflationary and supply chain pressures, and political, social, and economic instability, including as a result of armed conflict, war or threat of war, terrorist activity or other security concerns or trade and other international disputes that could disrupt supply or delivery of, or demand for, our products. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this Current Report on Form 8-K speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	October 3, 2023	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy Chief Legal Officer, General Counsel and Secretary

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